Exhibit 10.4

NON-EMPLOYEE DIRECTOR

NON-QUALIFIED STOCK OPTION

GRANT AGREEMENT

THIS AGREEMENT is made as of the         day of        , 200    (“Grant Date”) by and between Cephalon, Inc. (“Company”) and                (“Grantee”).

RECITALS

A.                                   Grantee, as a non-employee member of the Board of Directors of the Company (“Board”), has been granted an option to purchase shares of the common stock of the Company pursuant to Section 6(a) of the Cephalon, Inc. 1995 Equity Compensation Plan (“Plan”).

B.                                     The option granted to the Grantee is intended to be a non-qualified stock option (“NQSO”), which does not satisfy Section 422 of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Grant of Option.

Subject to the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to Grantee, as of the Grant Date, a NQSO to purchase the number of shares of the common stock of the Company (“Option Shares”) specified on the attached Notice of Grant of Stock Options (“Notice”), at the exercise price per share set forth in the Notice.

This option shall become null and void unless the Grantee accepts this Agreement by executing this Agreement in the space provided on the last page of the Agreement and returning it to the Company.

2.                                       Option Term.

Unless sooner terminated in accordance with the provisions of the Plan or this Agreement, this option will terminate at the close of business on the date specified on the Notice, but in no event shall the option terminate later than ten years from the Grant Date, (“Expiration Date”).

3.                                       Option Nontransferable.

(a)                                  Except as described in subparagraph (b) below, this option is not transferable or assignable by the Grantee other than by will or by the laws of descent and distribution, and during the lifetime of the Grantee, this option is exercisable only by the Grantee.

(b)                                 Anything contained in subparagraph (a) above notwithstanding, the Grantee may transfer this option to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws and in accordance with such procedures as the Company may prescribe; provided that the Grantee receives no consideration for the transfer of the option and the transferred option continues to be subject to the same terms and conditions as were applicable to the option immediately before the transfer.

4.                                       Date of Exercise.

The option will become exercisable with respect to the Option Shares covered by the option according to the following four year exercisability schedule, provided that the Grantee is a member of the Board on the applicable dates:

Date	Option Shares Becoming Exercisable

1st anniversary of Grant Date	25%
2nd anniversary of Grant Date	25%
3rd anniversary of Grant Date	25%
4th anniversary of Grant Date	25%

Exercisable installments may be exercised in whole or in part, and, to the extent not exercised, will accumulate and be exercisable at any time on or before the Expiration Date, unless the option terminates earlier in accordance with the terms of this Agreement or the Plan.  The exercisability of the option is cumulative, but shall not exceed 100% of the Option Shares.  If the foregoing schedule would produce fractional Option Shares, the number of Option Shares for which the option becomes exercisable shall be rounded down to the nearest whole Option Share.

5.                                       Termination of Director Status.

(a)                                  Should the Grantee cease to be a member of the Board (other than by reason of retirement (as defined below) death, permanent disability (as defined below), termination for cause (as defined below) or Involuntary Termination within thirty-six (36) months of a Change of Control (as provided in Paragraph 8)), this option will, solely to the extent that it is exercisable immediately prior to such cessation of membership on the Board, remain exercisable during the three-month period following the date of such cessation of such membership on the Board; provided, however, in no event will this option be exercisable at any time after the Expiration Date.

(b)                                 Should the Grantee cease to be a member of the Board on account of retirement, this option will, solely to the extent that it is exercisable immediately prior to such cessation of membership on the Board, remain exercisable until the Expiration Date.  The Grantee will be deemed to cease to be a member of the Board on account of retirement if the Grantee resigns from the Board on or after serving at least 3 years as a member of the Board.

(c)                                  Should the Grantee become permanently disabled and cease by reason thereof to be a member of the Board, this option will, solely to the extent that it is exercisable immediately prior to such cessation of membership on the Board, remain exercisable during the one-year period following the date of such cessation of membership on the Board; provided, however, in no event will this option be exercisable at any time after the Expiration Date.  The Grantee will be deemed to be permanently disabled if the Grantee is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of not less than one year, unable to engage in any substantial gainful employment.

(d)                                 Should the Grantee die while a member of the Board (or during the three-month period referred to in subparagraph (a) or during the one-year period referred to in subparagraph (c)), this option, to the extent it is at the time outstanding under the Plan, shall remain exercisable until the Expiration Date or earlier surrender of this option.  The executors or administrators of the Grantee’s estate or the Grantee’s heirs or legatees (as the case may be) will have the right to exercise this option, during the remainder of the option term.

(e)                                  Should the Grantee’s membership on the Board be terminated for cause (including, but not limited to, any act of dishonesty, unethical conduct, willful misconduct, fraud or embezzlement, or any unauthorized disclosure of confidential information or trade secrets), this option will immediately terminate and cease to be exercisable when notice of such termination is given to the Grantee.

6.                                       Privilege of Stock Ownership.

The holder of this option will have none of the rights of a stockholder with respect to the Option Shares until such individual has exercised the option and has been issued a stock certificate for the Option Shares.

7.                                       Manner of Exercising Option.

In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Grantee (or in the case of exercise after Grantee’s death, Grantee’s executor, administrator, heir or legatee, as the case may be) must take the following actions:

(a)                                  Execute and deliver to the Senior Vice President of Human Resources of the Company a stock purchase agreement in substantially the form of Exhibit A to this Agreement (the “Purchase Agreement”), specifying the number of Option Shares with respect to which the option is being exercised;

(b)                                 Pay the aggregate exercise price for the purchased shares as specified by the Board in one or more of the following alternative forms:  (i) full payment, in cash or by check payable to the Company’s order, in the amount of the exercise price for the Option Shares being purchased; (ii) full payment in shares of common stock of the Company held for at least six months and having an aggregate fair market value on the day of exercise (as determined under the terms of the Plan) equal to the exercise price for the Option Shares being purchased; (iii) a combination of shares of common stock of the Company held for at least six months and valued at fair market value on the day of exercise (as determined under the terms of the Plan) and cash or check payable to the Company’s order, equal in the aggregate to the exercise price for the Option Shares being purchased; or (iv) to the extent permitted by applicable law, by such other method as the Board may approve; and

(c)                                  Furnish the Company with appropriate documentation that the person or persons exercising the option, if other than the Grantee, have the right to exercise this option.

8.                                       Certain Company Transactions.

(a)                                  “Change of Control” shall mean a change in ownership or control of the Company effected through either of the following transactions: (i) the direct or indirect acquisition by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than thirty percent (30%) of the combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which the Board does not recommend such stockholders to accept; or (ii)  a change in the composition of the Board over a period of twenty-four (24) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period, or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time such election or nomination was approved by the Board.

(b)                                 “Corporate Transaction” shall mean either of the following stockholder-approved transactions to which the Company is a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the combined voting power of the Company’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or (ii) the sale, transfer or other disposition of more than 75% of the Company’s assets in a single or related series of transactions.

c)                                      “Involuntary Termination” shall mean the termination of the service of the Grantee which occurs by reason of (i) such individual’s involuntary dismissal or discharge by the Company or the successor thereto for reasons other than Misconduct (as defined below), or (ii) such individual’s voluntary resignation, in either case following: (a) a change in the Grantee’s position with the Company or the successor thereto which materially reduces the

Grantee’s level of responsibility, (b) a reduction in the Grantee’s level of compensation (including base salary, significant fringe benefits or any non-discretionary and objective-standard incentive payment or bonus award) by more than ten percent (10%) in the aggregate or (c) a relocation of the Grantee’s place of employment by more than fifty (50) miles, only if such change, reduction or relocation is effected by the Company or the successor thereto without the Grantee’s consent.  For purposes of this definition, the term “Misconduct” means the commission of any act of fraud, embezzlement or dishonesty by the Grantee, any unauthorized use or disclosure by such individual of confidential information or trade secrets of the Company or its successor, or any other intentional misconduct by such individual adversely affecting the business or affairs of the Company or its successor in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company or its successor may consider as grounds for the dismissal or discharge of the Grantee.

(d)                                 Upon the occurrence of a Corporate Transaction or upon Involuntary Termination of the Grantee within thirty-six (36) months following a Change of Control, this option shall remain exercisable until the Expiration Date or earlier surrender of this option.

(e)                                  Immediately following the consummation of a Corporate Transaction, this option shall terminate and cease to remain outstanding, except to the extent assumed by the successor corporation or its parent company.

9.                                       Compliance with Laws and Regulations.

(a)                                  The exercise of this option and the issuance of Option Shares upon such exercise is subject to compliance by the Company and Grantee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company’s common stock may be listed at the time of such exercise and issuance.

(b)                                 In connection with the exercise of this option, Grantee will execute and deliver to the Company such representations in writing as may be requested by the Company so that it may comply with the applicable requirements of federal and state securities laws.

10.                                 Liability of Company.

(a)                                  If the Option Shares exceed, as of the Grant Date, the number of shares that may without stockholder approval be issued under the Plan, then this option will be void with respect to such excess shares unless stockholder approval of an amendment sufficiently increasing the number of shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

(b)                                 The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any common stock pursuant to this option will relieve the Company of any liability with respect to the non-issuance or sale of the common stock as to which such approval is not obtained.

11.                                 No Employment Contract.

Nothing in this Agreement, the Notice or in the Plan confers upon Grantee any right to continue membership on the Board or interferes with or restricts in any way the rights of the Company (or any subsidiary), which are hereby expressly reserved, to discharge the Grantee at any time for any reason or no reason, with or without cause.  Except to the extent the terms of any written contract between the Company and the Grantee may expressly provide otherwise, neither the Company nor any of its subsidiaries is under any obligation to continue the Grantee’s membership on the Board for any period of specified duration.

12.                                 Withholding.

Grantee hereby agrees to make appropriate arrangements with the Company for the satisfaction of any federal, state or local income tax withholding requirements applicable to the exercise of this option.

13.                                 Notices.

Any notice required to be given or delivered to the Company under the terms of this Agreement will be in writing and addressed to the Company in care of its Senior Vice President, Human Resources at its corporate office at 145 Brandywine Parkway, West Chester, Pennsylvania, 19380.  Any notice required to be given or delivered to the Grantee will be in writing and addressed to the Grantee at the address indicated below the Grantee’s signature line on the Agreement.  All notices will be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

14.                                 Construction.

This Agreement, the Notice and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan.  Capitalized terms not otherwise defined herein that are defined in the Plan shall have the meaning specified in the Plan.

All decisions of the Committee or the Board, as applicable, with respect to any question or issue arising under the Plan or this Agreement will be conclusive and binding on all persons having an interest in this option.

15.                                 Governing Law.

The interpretation, performance and enforcement of this Agreement will be governed by the laws of the Commonwealth of Pennsylvania.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate on its behalf by its duly authorized officer and the Grantee has also executed this Agreement in duplicate, all as of the day and year indicated above.

For Cephalon, Inc.

Date:

I hereby accept the option described in this Agreement and the Notice, and I agree to be bound by the terms of the Plan, this Agreement and the Notice.  I hereby further agree that all of the decisions and determinations of the Committee and the Board, as applicable, shall be final and binding.

Grantee:

Address:

Date: